SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)   November 1, 2000

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281



                                      N/A
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       (Former name or former address, if changed since last report.)
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Item 5.  Other Events

         The Company has been informed that it may be a potentially responsible party ("PRP") under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), with respect to certain environmental liabilities arising at the Valley Forge National Historical Park Site ("Valley Forge Site") located in Montgomery County, Pennsylvania and at a site formerly known as the Casmalia Resources Hazardous Waste Management Facility, located in Santa Barbara County, California ("Casmalia Site"). CERCLA imposes liability for the costs of responding to a release or threatened release of "hazardous substances" into the environment. CERCLA liability is imposed without regard to fault. PRPs under CERCLA include current owners and operators of the site, owners and operators at the time of disposal, as well as persons who arranged for disposal or treatment of hazardous substances sent to the site, or persons who accepted hazardous substances for transport to the site. Because PRPs' CERCLA liability to the government is joint and several, a PRP may be required to pay more than its proportional share of such costs. Liability among PRPs, however, is subject to equitable allocation through contribution actions.

         On June 16, 2000 the U.S. Department of Justice notified the Company that it may be a PRP with respect to the Valley Forge Site and demanded payment for past costs incurred by the United States in connection with the site, which the Department of Justice estimated at $1,753,726 incurred by the National Park Service as of May 31, 2000 and $616,878 incurred by the United States Environmental Protection Agency ("EPA") as of November 30, 1999. Payment of these past costs would not release the Company from liability for future response costs.

         Management believes that in or about 1977, the Company's predecessor, Keene Corporation ("Keene"), sold to the U.S. Department of Interior certain real property and improvements now located within the Valley Forge Site. Prior to the sale, Keene operated a manufacturing facility on the real property and may have used friable asbestos, the substance which gives rise to the claim at the Valley Forge Site. The Company is in the process of analyzing the legal foundations of the Department of Justice claim in light of the bankruptcy proceeding described below. The Company believes that two injunctions issued in 1996 in connection with Keene's bankruptcy proceeding under chapter 11 of Title 11 of the United States Code ("Bankruptcy Code") are relevant to the Justice Department's claim.

         As previously reported, Keene acquired Reinhold in 1984. On December 3, 1993, Keene filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court. Keene's chapter 11 filing came as a direct result of the demands on Keene of thousands of asbestos-related lawsuits that named Keene as a party. On July 31, 1996 (the "Effective Date"), Keene consummated its Fourth Amended Plan of Reorganization, as modified, under the Bankruptcy Code (the "Plan"). On the Effective Date, Reinhold was merged into and with Keene, with Keene becoming the surviving corporation. Keene, as the surviving corporation of the merger, was renamed Reinhold Industries, Inc. On the Effective Date, pursuant to the Plan the Company issued its Class B Common Stock to the Trustees of a Creditors' Trust, which was established under the Plan to administer Keene's asbestos liabilities. The Creditors' Trust has since sold most of its Class B Common Stock.

         The general bankruptcy injunction issued in the chapter 11 proceeding generally prohibits any entity from commencing or continuing any action, employment of process or act to collect, offset, affect or recover any claim, demand, interest or cause of action satisfied, released or discharged under the Plan. Such claims, demands, interests and causes of action include, whether known or unknown, all claims against Keene or the Company or their assets and all related causes of action, regardless of whether a proof of claim or interest was filed or allowed, and whether or not the holder of such claim or interest has voted on the Plan, or any causes of action based on any act or omission of any kind occurring prior to the Effective Date. In addition to this general bankruptcy injunction, the Company received the benefit of a supplemental "Permanent Channeling Injunction" as part of the Plan.

         The Permanent Channeling Injunction bars "Asbestos-Related Claims" and "Demands," as defined in the Plan, against the Company and channels those Claims and Demands to the Creditors' Trust. Pursuant to the Permanent Channeling Injunction, on or after the Effective Date of the Plan, any person or entity who holds or may hold an Asbestos-Related Claim or Demand against Keene will be forever stayed, restrained, and enjoined from taking certain actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to such Asbestos-Related Claims or Demands against the Company.

         It is difficult to estimate the timing and ultimate costs to be incurred by the Company in connection with environmental liability claims in the future due to uncertainties about the status of laws and regulations, the adequacy of information available for individual sites and the extended time periods over which site remediation occurs. However, based on currently available information, if the environmental liability claims relating to the Valley Forge Site arose prior to the filing of Keene's bankruptcy case or if these claims were deemed to be Asbestos-Related Claims or Demands within the meaning of the Plan, then the Company does not believe that environmental liabilities associated with the Valley Forge Site should result in a material adverse impact on the Company's consolidated financial position or results of operation. However, if these claims are deemed to have arisen subsequent to the filing of Keene's bankruptcy case -- i.e the "release" or "threatened release," within the meaning of CERCLA, is deemed to have occurred after Keene filed its chapter 11 petition with the Bankruptcy Court or the claims are held to have arisen when the response costs were incurred -- and these claims are not deemed to be Asbestos-Related Claims or Demands as defined under the Plan, then the Company could incur liability for the claims. If a court were to determine that the Company was liable for recoverable costs associated with the Valley Forge Site under CERCLA, the resulting liability could have a material adverse impact on the Company's consolidated financial position and results of operations.

         With respect to the Casmalia Site, on August 11, 2000, the EPA notified the Company that it is a PRP by virtue of waste materials deposited at the site. The EPA has designated the Company as a "de minimis" waste generator at this site, based on the amount of waste at the Casmalia Site attributed to the Company. The Company is in the process of evaluating its potential environmental liability exposure at the Casmalia Site, and based on currently available data, the Company believes that the Casmalia Site is not likely to have a material adverse impact on the Company's consolidated financial position or results of operations.

         FORWARD-LOOKING STATEMENTS Statements in this Current Report on Form 8-K that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and section 27A of the
Securities Act of 1933 (the "Securities Act"). Words such as "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Current Report on Form 8-K, including those statements relating to the potential environmental liabilities at the Valley Forge and Casmalia Sites. These statements necessarily reflect the best judgment of the management of the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Current Report on Form 8-K.

         Important factors that could cause actual results to differ materially from assessments or projections contained in the forward-looking statements include new developments in the law pertaining to CERCLA, the willingness of the Department of Justice to negotiate a resolution of its claims against the Company and the ability of the Company to investigate and establish facts relating to Keene's operations at and/or use of the Valley Forge and Casmalia Sites.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                           REINHOLD INDUSTRIES, INC.


Date:  November 1, 2000                     By:     /s/ BRETT R. MEINSEN

                                                    Brett R. Meinsen
                                                    Vice President -
                                                    Finance and Administration